    Shareholder Letter  Q3 2020

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  Dear Shareholders,    The third quarter saw continued good news for Lemonade. Despite concern  that the pandemic might disrupt migratory patterns, and with them our  seasonably strongest quarter, Q3 saw stronger growth than we originally  anticipated and sustained improvements across our unit economics.    In force premium doubled year-on-year, while gross profit increased 83%,  adjusted gross profit grew 138%, and net loss - per dollar of gross earned  premium - halved.  Changes in GAAP Revenue  Q3 2020 was the first quarter since our change to proportional reinsurance,  and so GAAP revenue deserves special attention. While our July 1, 2020  reinsurance contracts deliver a significant improvement in the fundamentals  of our business, they also result in a significant change in GAAP revenue, as  GAAP excludes all ceded premiums (and proportional reinsurance is  fundamentally about ceding premium). This led to a spike in GAAP gross  margin and a dip in GAAP revenue on July 1 - even though no corresponding   change in the scope or profitability of our business took place at midnight  on June 30. As the following chart indicates, GAAP metrics change   considerably depending on the structure of reinsurance, while our  non-GAAP KPIs do not.  3

      CAT   The third quarter saw many regions of the US hit by natural catastrophes at  an unprecedented level. Wildfire season started early, and the Q3 fires alone  made this year California’s most-destructive fire season ever. Meanwhile, by    the end of Q3, the National Hurricane Center had literally used up all the  letters of the alphabet in naming storms and had to start over, this time with  the Greek alphabet. That has only happened once before, and never so early  in the season.    The confluence of these major ‘CAT’ events hitting the most populous states  - and home to a majority of Lemonade’s customers - offers a solid case study    of Lemonade’s command of underwriting.    All told, our gross loss ratio improved from the 78% we reported in Q3 2019,  to 72% in Q3 this year. From all of the events of the quarter, CAT losses  accounted for only 6% of that 72%. To put that into perspective, the industry  is forecasting approximately $10 billion in homeowners CAT losses this  quarter, and if our underwriting was average, based on our market share, we  4

  could have expected losses of $17 million or more. Our actual losses were   roughly 75% lower than our pro rata share.        Our loss ratio this quarter is testament to our cautious approach to  underwriting in wildfire zones and in hurricane prone parts of the country. As  Warren Buffet said, “It’s only when the tide goes out that you learn who has  been swimming naked.” Well, when tail risks materialize - as they did in Q3 -  it becomes clear who has been financing their growth by loading up on risky  policies, and who has grown responsibly. Indeed, we have historically  declined considerably more homeowners business than we have written. As a  result, even in a quarter with industry losses of epic proportions, the  Lemonade loss ratio is in great shape.   Lifetime Value: Graduation & Dollar Retention  Beyond our published KPIs, we saw continued improvement in other  important facets of our business. Even as our total book of business doubled  year on year, the IFP generated by Lemonade renters ‘graduating’ to become  Lemonade homeowners, grew by over 300% in Q3 2020 as compared to Q3    2019.     This trend suggests that a central plank in our strategy is playing out:  acquiring renters at a time and a cost that incumbents struggle to, then  delighting them so that as their insurance needs grow - they grow with us.  Indeed, as of Q3, 12% of our condo customers are graduates.    On average, the premium per customer for graduates sextupled to almost    $900 upon graduation. Another way to look at it is to say that we acquired  the initial premium of about $150 at a profitable Customer Acquisition Cost  (CAC), and acquired the incremental $750 at a CAC of zero.     5

  Beyond graduation, the steady gains we’ve seen in lifetime value were  further boosted by the cross-sells enabled by our launch of pet health  insurance.  Pet  Launching early in Q3, our pet health insurance got off to a strong start.  We’ve seen compelling cross-sell dynamics, where incremental pet premiums  come without corresponding incremental spend. The effect is significant: the  median premiums for customers who added a pet policy jumped by almost  4X. This has boosted our dollar retention, while further improving our   Lifetime Value (LTV) to CAC ratio.     As LTV/CAC increases, so does our readiness to spend more on customer  acquisition, confident that these investments will yield outsized returns in  the years to come.    In addition to increasing LTV of existing customers, pet health insurance also  introduced an additional onramp to the Lemonade experience. Indeed, about  40% of our policies were sold to new customers, and about 5% of them have  already added a renters or homeowners policy to their new pet policy. In fact,  sales of pet policies to newcomers delivered about 9X more IFP than we    generated from renters insurance in the three months following its launch  four years ago, and at a rate of marketing efficiency that took our renters  product three years to achieve.     We anticipate pet accounting for roughly 5% of our book of business by  year-end 2020, just six months after launch.        6

  Our experience with pet boosts our conviction in the long-term strategy  outlined in our S-1:     “Lemonade's cocktail of delightful experience, aligned values, and great  prices enjoys broad appeal, while over-indexing on younger and first time  buyers of insurance. As these customers progress through predictable  lifecycle events, their insurance needs normally grow to encompass more  and higher-value products: renters regularly acquire more property and  frequently upgrade to successively larger homes; home buying often  coincides with a growing household and a corresponding need for life or pet  insurance, and so forth. These progressions can trigger orders-of-magnitude  jumps in insurance premiums.”        7

  Q3 2020 KPIs and Non-GAAP Financial  Measures  In Force Premium (IFP)  IFP, defined as the aggregate annualized premium for customers as of the  period end date, increased by 99% to $188.9 million as compared to the third  quarter of 2019, primarily due to a 67% increase in the number of customers,  as well as a 19% increase in premium per customer.  Customers  Total customer count increased by 67% to 941,313 as compared to the third  quarter of 2019.  Premium per Customer  Premium per customer, defined as in force premium divided by number of  customers, was $201 at the end of the third quarter, up 19% from the third  quarter of 2019, primarily due to a continued shift of product mix toward  higher value homeowner policies, the introduction - with Pet insurance - of  multiple policies per customer, as well as growth in the overall average policy  value.  Gross Earned Premium  Third quarter gross earned premium of $42.9 million increased $21.9 million  or 104% as compared to the third quarter of 2019, primarily due to the  increase of in force premium earned during the quarter.  8

  Revenue  Third quarter total revenue was $17.8 million. Note that our ‘proportional  reinsurance’ agreements went into effect at the beginning of the quarter,  increasing the proportion of premium that is ceded. This meaningfully  improves the capital efficiency of our business, but can make year-on-year or  quarter-on-quarter comparisons of revenue misleading.   Gross Profit  Third quarter gross profit of $7.3 million increased $3.3 million or 83% as  compared to the third quarter of 2019, primarily due to the increase in gross  earned premium and a lower net loss ratio relative to Q3 2019, partially  offset by the lower effective interest rate impact on investment income.  Adjusted Gross Profit  Third quarter adjusted gross profit of $9.3 million increased $5.4 million or  138% as compared to the third quarter of 2019, primarily due to the increase  in gross earned premium, and a lower net loss ratio relative to Q3 2019.  Adjusted Gross Profit is a non-GAAP metric. Reconciliations of GAAP to  non-GAAP financial measures, as well as definitions for the non-GAAP  financial measures included in this letter and the reasons for their use, are  presented at the end of this letter.  Operating Expense  Total operating expense, excluding net loss and loss adjustment expense, in  Q3 increased 11% to $41.6 million as compared to the $37.4 million in the  9 third quarter of 2019, driven primarily by increases in other insurance  expense, technology development, and general and administrative expense  due to personnel and customer growth, and greater public company  expenses, partially offset by lower sales and marketing expense.    Net Loss  Net loss of $30.9 million ($0.57 per share) for the third quarter improved as  compared to net loss of $31.1 million ($2.78 per share) in the third quarter of  2019, as the reduction in revenue driven by our reinsurance structure  transition was offset by operating expense efficiencies.  Adjusted EBITDA  Adjusted EBITDA loss of $27.6 million improved by $2.8 million or 9% as  compared to the third quarter of 2019, primarily due to operating expense  efficiencies.    Adjusted EBITDA is a non-GAAP metric. Reconciliations of GAAP to  non-GAAP financial measures, as well as definitions for the non-GAAP  financial measures included in this letter and the reasons for their use, are  presented at the end of this letter.  Cash  The Company’s cash, cash equivalents, and investments totaled $597.4  million at September 30, 2020 as compared to $330.9 million as of December  31, 2019, primarily reflecting the net proceeds from the initial public offering  of $335.0 million, partially offset by $71.0 million of cash used in operations.    As of September 30, 2020, approximately $107.6 million in cash, cash  equivalents, and investments, was held in accounts owned by our US and  10

  Dutch insurance company subsidiaries, and our Dutch insurance holding  company, which are restricted by statute as to the amount of dividends they  may pay without the prior approval of their respective regulatory authorities.  Approximately $86.2 million of this balance is reserve capital held in support    of insurance operations.  Key Operating and Financial Metrics    Q4 2020 Guidance & Notables  Life Insurance  Sometimes launching a product is the best market research  Life insurance is outside of the bounds of 'Property & Casualty’ insurance, yet  we plan to breach this categorical boundary and test a life insurance product  sometime in the next 90 days. Being customer centric means prioritizing  product launches based on customer needs, rather than regulatory  11 frameworks. To this end, we have established the Lemonade Life Insurance  Agency, and expect to bring the Lemonade experience to the term life market  soon.     Teams we respect at other tech-enabled insurance companies have at times  struggled to make the economics of digital acquisition work with term life  policies, and we offer no assurances that we will fare any better. We are  placing a bet on term life, then, not because we have high conviction it will be  a winner, but because its expected value is high: the ante is modest, the odds    are fair, and the prize is big.    ● The ante is modest because we will not be underwriting term life   policies ourselves, and we will be leveraging the technologies,  customers, and brand we’ve already paid for.     ● The odds are fair because the same ‘me to we’ lifecycle events that     trigger a graduation from renting to homeownership are often triggers  for buying one's first life insurance policy too. The average age for  buying a first home is about 33 in the US, which is also about the  average age that college grads have their first child, and is also about  the average age of Lemonade’s customers.    ● The prize is big because the global term life insurance market stands at   about $800 billion this year, and is expected to grow more than 10%  CAGR to over $2 trillion by the end of the decade (see "Term Life   Insurance Global Market Opportunities and Strategies to 2030").      As we wrote in our Founders’ Letter:      “We prefer to make decisions under conditions of uncertainty, and to  abandon bad bets as soon as the data reveal them to be so. That translates  12

  into greater volatility, but also to better aggregate returns. It’s a trade we are  comfortable making.”     Our foray into term life insurance is a good case in point.  Hey France, nous y voilà!     We plan to launch Lemonade in France in Q4. Our French offering has been  crafted specifically for the French customer, but will also embody what’s  loved by Lemonade customers elsewhere: a simple and delightful experience  powered by artificial intelligence, instant claims, and the ability to support  local and global charities through the company’s annual Giveback.  Additionally, and similar to the German and Dutch products, the French  product will have the added benefit of being based on the company’s Policy   2.0, a new kind of insurance policy made for the 21st century. Policy 2.0 is a   brief, easy to understand, and transparent insurance document designed for  ordinary people (and not lawyers) - a consumer-friendly departure from the  dense and dated policies that dominate the market.  While we are steadily enlarging our European footprint, it should be noted  that our investments are lopsided in the direction of the US by design, and  will remain that way for the next while. We expect our European business to  continue to grow, but so long as the marginal dollar spent in the US delivers  outsized returns relative to the EU, we will allocate our capital accordingly.  We’ll revisit this calculus periodically, and anticipate it may shift in years to  come when our product offering and market share in the US mature.      13

  Guidance for Fourth Quarter 2020  We expect:    ● In force premium at December 31 of $200 - $205 million    ● Gross earned premium of $46 - $48 million    ● Revenue of $18 - $19 million    ● Adjusted EBITDA loss of ($34) - ($32) million    ● Stock-based compensation expense of approximately $3 million    ● Capital expenditures of approximately $1 million  Guidance for Full Year 2020  We expect:   ● In force premium at December 31 of $200 - $205 million    ● Gross earned premium of $154 - $157 million    ● Revenue of $91 - $93 million    ● Adjusted EBITDA loss of ($103) - ($100) million    ● Stock-based compensation expense of approximately $11 million    ● Capital expenditures of approximately $4 million  14

  A full reconciliation of Adjusted EBITDA guidance to net loss on a  forward-looking basis cannot be provided without unreasonable efforts, as  we are unable to provide reconciling information with respect to income tax  expense, depreciation and amortization, interest income, net investment  income, and other transactions that we consider to be unique in nature, all of  which are adjustments to Adjusted EBITDA. We have provided a  reconciliation of GAAP to non-GAAP financial measures for the third quarter  in the reconciliation tables at the end of this letter.  Non-GAAP financial measures and key operating metrics  The non-GAAP financial measures used in this letter to shareholders are  Adjusted Gross Profit, Ratio of Adjusted Gross Profit to Gross Earned  Premium, and Adjusted EBITDA. We define Adjusted EBITDA as net loss  excluding interest expense, income tax expense, depreciation, amortization,  stock-based compensation, net investment income, and other transactions  that we consider to be unique in nature. We exclude these items from  Adjusted EBITDA because we do not consider them to be directly  attributable to our underlying operating performance. We use Adjusted  EBITDA as an internal performance measure in the management of our  operations because we believe it gives our management and other customers  of our financial information useful insight into our results of operations and  our underlying business performance. Adjusted EBITDA should not be  viewed as a substitute for net loss calculated in accordance with GAAP, and  other companies may define adjusted EBITDA differently. We define  Adjusted Gross Profit as gross profit excluding net investment income, plus  fixed costs and overhead associated with our underwriting operations  including employee-related costs and professional fees and other, and  depreciation and amortization allocated to cost of revenue. After these  adjustments, the resulting calculation is inclusive of only those variable costs  of revenue incurred on the successful acquisition of business and without the  15 volatility of investment income. We use Adjusted Gross Profit as a key  measure of our progress towards profitability and to consistently evaluate  the variable contribution to our business from underwriting operations from  period to period. We define Ratio of Adjusted Gross Profit to Gross Earned  Premium as the ratio of adjusted gross profit to gross earned premium. The  Ratio of Adjusted Gross Profit to Gross Earned Premium measures the  relationship between the underlying business volume and gross economic  benefit generated by our underwriting operations, on the one hand, and our  underlying profitability trends, on the other. We rely on this measure, which  supplements our gross profit ratio as calculated in accordance with GAAP,  because it provides management with insight into our underlying  profitability trends over time.  The non-GAAP financial measures used in this letter to shareholders have  not been calculated in accordance with GAAP and should be considered in  addition to results prepared in accordance with GAAP and should not be  considered as a substitute for, or superior to, GAAP results. In addition,  Adjusted Gross Profit and Adjusted EBITDA should not be construed as  indicators of our operating performance, liquidity or cash flows generated by  operating, investing and financing activities, as there may be significant  factors or trends that they fail to address. We caution investors that  non-GAAP financial information, by its nature, departs from traditional  accounting conventions. Therefore, its use can make it difficult to compare  our current results with our results from other reporting periods and with  the results of other companies.  Our management uses these non-GAAP financial measures, in conjunction  with GAAP financial measures, as an integral part of managing our business  and to, among other things: (i) monitor and evaluate the performance of our  business operations and financial performance; (ii) facilitate internal  comparisons of the historical operating performance of our business  operations; (iii) facilitate external comparisons of the results of our overall  16 business to the historical operating performance of other companies that  may have different capital structures and debt levels; (iv) review and assess  the operating performance of our management team; (v) analyze and  evaluate financial and strategic planning decisions regarding future  operating investments; and (vi) plan for and prepare future annual operating  budgets and determine appropriate levels of operating investments.  Investors are encouraged to review the reconciliation of these non-GAAP  financial measures to their most directly comparable GAAP financial  measures as provided in the tables accompanying this letter to shareholders.  This letter to shareholders also includes key performance indicators,  including customers, in force premium, premium per customer, gross earned  premium, gross loss ratio and net loss ratio.  We define customers as the number of current policyholders underwritten  by us or placed by us with third-party insurance partners (who pay us  recurring commissions) as of the period end date. A customer that has more  than one policy counts as a single customer for the purposes of this metric.  We view customers as an important metric to assess our financial  performance because customer growth drives our revenue, expands brand  awareness, deepens our market penetration, creates additional upsell and  cross-sell opportunities and generates additional data to continue to improve  the functioning of our platform.  We define in force premium ("IFP") as the aggregate annualized premium for  Customers as of the period end date. At each period end date, we calculate  IFP as the sum of: (i) In force written premium — the annualized premium of  in force policies underwritten by us; and (ii) In force placed premium — the  annualized premium of in force policies placed with third party insurance  companies for which we earn a recurring commission payment. In force  placed premium currently reflects less than 1% of IFP. The annualized value  of premiums is a legal and contractual determination made by assessing the  17 contractual terms with our customers. The annualized value of contracts is  not determined by reference to historical revenues, deferred revenues or  any other GAAP financial measure over any period. IFP is not a forecast of  future revenues nor is it a reliable indicator of revenue expected to be  earned in any given period. We believe that our calculation of IFP is useful to  analysts and investors because it captures the impact of growth in  Customers and Premium per Customer at the end of each reported period,  without adjusting for known or projected policy updates, cancellations,  rescissions and non-renewals. We use IFP because we believe it gives our  management useful insight into the total reach of our platform by showing all  in force policies underwritten and placed by us. Other companies, including  companies in our industry, may calculate IFP differently or not at all, which  reduces the usefulness of IFP as a tool for comparison.  We define Premium per Customer ("PPC") as the average annualized  premium customers pay for products underwritten by us or placed by us with  third-party insurance partners. We calculate PPC by dividing IFP by  Customers. We view PPC as an important metric to assess our financial  performance because PPC reflects the average amount of money our  customers spend on our products, which helps drive strategic initiatives.  Gross earned premium is the earned portion of our gross written premium.  We use this operating metric as we believe it gives our management and  other users of our financial information useful insight into the gross  economic benefit generated by our business operations and allows us to  evaluate our underwriting performance without regard to changes in our  underlying reinsurance structure. Unlike net earned premium, gross earned  premium excludes the impact of premiums ceded to reinsurers, and  therefore should not be used as a substitute for net earned premium, total  revenue, or any other measure presented in accordance with GAAP.  18

  We define gross loss ratio, expressed as a percentage, as the ratio of losses  and loss adjustment expense to gross earned premium.  We define net loss ratio, expressed as a percentage, as the ratio of losses and  loss adjustment expense, less amounts ceded to reinsurers, to net earned  premium.  Links  The information contained on, or that can be accessed through, hyperlinks  included herein is deemed not to be incorporated in or part of this  shareholder letter.  Earnings teleconference information  The Company will discuss its third quarter financial results during a  teleconference on November 11, 2020, at 8:00 AM ET.      The conference call can be accessed in the U.S. at (866) 270-1533 or outside  the U.S. at (412) 317-0797 with the conference ID: 1014 9249.      A live audio webcast of the call will also be available simultaneously at  https://investor.lemonade.com     Following completion of the call, a recorded replay of the webcast will be  available on the investor relations section of Lemonade’s website. Additional  investor information can be accessed at https://investor.lemonade.com     About Lemonade  Lemonade, Inc. (NYSE: LMND) offers renters, homeowners, and pet health  insurance in the United States, and contents and liability insurance in  19

  Germany and the Netherlands, through its full-stack insurance carriers.  Powered by artificial intelligence and behavioral economics, Lemonade set  out to replace brokers and bureaucracy with bots and machine learning,  aiming for zero paperwork and instant everything. A Certified B-Corp,  Lemonade gives unused premiums to nonprofits selected by its community,  during its annual Giveback. Lemonade is currently available for most of the  United States, Germany and the Netherlands, and continues to expand  globally.  For more information, please visit www.lemonade.com, and follow Lemonade    on Twitter or Instagram.      Media inquiries: press@lemonade.com   Investor contact: ir@lemonade.com   Safe harbor provision  This letter to shareholders contains forward-looking statements within the  meaning of the Private Securities Litigation Reform Act of 1995. All  statements contained in this letter to shareholders that do not relate to  matters of historical fact should be considered forward-looking statements,  including statements regarding our anticipated financial performance,  including our financial outlook for the fourth quarter of 2020 and the full  year 2020, our industry, business strategy, plans, goals and expectations  concerning our market position, future operations and other financial and  operating information. These statements are neither promises nor  guarantees, but involve known and unknown risks, uncertainties and other  important factors that may cause our actual results, performance or  achievements to be materially different from any future results, performance  or achievements expressed or implied by the forward-looking statements,  including, but not limited to, the following: our history of losses and the fact  that we may not achieve or maintain profitability in the future; our ability to  20 retain and expand our customer base; the fact that the “Lemonade” brand  may not become as widely known as incumbents’ brands or the brand may  become tarnished; the denial of claims or our failure to accurately and timely  pay claims; our ability to attain greater value from each user; the novelty of  our business model and its unpredictable efficacy and susceptibility to  unintended consequences; the possibility that we could be forced to modify  or eliminate our Giveback, which could undermine our business model; the  results of examinations by our primary state insurance regulator that could  result in adverse examinations findings and necessitate remedial actions or  give rise to regulatory orders requiring remedial, injunctive, or other  corrective action; our limited operating history; our ability to manage our  growth effectively; the impact of intense competition in the segments of the  insurance industry in which we operate on our ability to attain or increase  profitability; the unavailability of reinsurance at current levels and prices,  which could limit our ability to write new business; our ability to renew  reinsurance contracts on comparable duration and terms to those currently  in effect; our exposure to counterparty risks as a result of reinsurance; the  loss of personal customer information, damage to our reputation and brand,  or harm to our business and operating results as a result of security incidents  or real or perceived errors, failures or bugs in our systems, website or app;  our actual or perceived failure to protect customer information and other  data, respect customers’ privacy, or comply with data privacy and security  laws and regulations; our ability to comply with extensive insurance industry  regulations and the need to incur additional costs or devote additional  resources to comply with changes to existing regulations; our exposure to  additional regulatory requirements specific to other vertical markets that we  enter or have entered, including auto, pet and life insurance, and the need to  devote additional resources to comply with these regulations; and our  inability to predict the lasting impacts of COVID-19 to our business in  particular, and the global economy generally. These and other important  factors are discussed under the caption “Risk Factors” in our Form 10-Q for  the three months ended June 30, 2020 and our other filings with the SEC  21 could cause actual results to differ materially from those indicated by the  forward-looking statements made in this shareholder letter. Any such  forward-looking statements represent management’s beliefs as of the date of  this press release. While we may elect to update such forward-looking  statements at some point in the future, we disclaim any obligation to do so,  even if subsequent events cause our views to change.          22

  Condensed Consolidated Statements of Operations  and Comprehensive Loss  $ in millions, except per share amounts, unaudited             23

  Condensed Consolidated Balance Sheets  $ in millions, except per share amounts      24

  Condensed Consolidated Statements of Cash Flows  $ in millions, unaudited   25

  Reconciliation of Non-GAAP   Financial Measures to GAAP  $ in millions, except for per share information, unaudited     Adjusted Gross Profit and Adjusted Gross Profit Margin  The  following  table  provides  a  reconciliation  of  total  revenue  to  adjusted  gross  profit  and  the  related  adjusted  gross  profit  margin  for  the  periods  presented:        26

  Ratio of Adjusted Gross Profit to Gross Earned Premium  The following table sets forth our calculation of the Ratio of Adjusted Gross  Profit to Gross Earned Premium for the periods presented:      Adjusted EBITDA  The following table provides a reconciliation of adjusted EBITDA to net loss  for the periods presented:        27

  Supplemental Financial Information  $ in millions, unaudited    Stock-based compensation      Written and Earned Premium    28

  Historical Operating Metrics                29

Appendix to the Q3 2020 Shareholder Letter

Premium Per Customers * = In Force Premium (in ‘000s) Customer ($s in m) 941 $201 $188.9 $169 $138 562 $94.9 257 $35.6 Q3 18 Q3 19 Q3 20 Q3 18 Q3 19 Q3 20 Q3 18 Q3 19 Q3 20 YoY growth 118% 67% 22% 19% 167% 99% Appendix p.2

Gross Earned Premium (“GEP”) Revenue (1) ($s in m) ($s in m) $19.0 $42.9 $17.8 $21.0 $6.8 $7.5 Q3 18 Q3 19 Q3 20 Q3 18 Q3 19 Q3 20 YoY growth 180% 104% 179% (6%) (1) Our ‘proportional reinsurance’ agreements went into effect at the beginning of Q3 20, increasing the proportion of premium that is ceded. This drives the YoY decline in revenue. Appendix p.3

Loss Ratio (2) 87% Gross Loss Ratio (3) Net Loss Ratio (3) 82% 78% 73% 72% 72% 75% 74% 70% 72% 71% 69% 67% 65% Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 (2) Q3 20 relationship between loss ratios is a result of our transition to quota share reinsurance – over the next several quarters, we expect net and gross loss ratios to converge. (3) We define gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium, and net loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense, less amounts ceded to reinsurers, to net earned premium. Appendix p.4

Gross Profit Gross Profit Margin (4) ($s in m) $7.3 41% $4.0 22% 21% $1.5 Q3 18 Q3 19 Q3 20 Q3 18 Q3 19 Q3 20 YoY growth 167% 83% (4) Our ‘proportional reinsurance’ agreements went into effect at the beginning of Q3 20, increasing the proportion of premium that is ceded. This drives the YoY decline in revenue and a corresponding increase in our gross profit margin. Appendix p.5

Adj. Gross Profit (5) Ratio of Adj. Gross Profit to GEP ($s in m) $9.3 21% 22% 19% $3.9 $1.6 Q3 18 Q3 19 Q3 20 Q3 18 Q3 19 Q3 20 YoY growth 144% 138% (5) This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics". Specifically for Q3 18, the most comparable GAAP metric of Gross Profit was $1.5m; adjustments to Adj. Gross Profit are net investment income of ($0.5m), employee-related expense of $0.4m, professional fees and other expense of $0.2m. Appendix p.6

Operating Expense (6) ($s in m) Other insurance expense ($10.4) ($27.5) ($22.2) Sales and marketing ($14.8) Technology development General and administrative ($37.4) ($41.6) Q3 18 Q3 19 Q3 20 As % of GEP (197%) (178%) (97%) (6) Represents total expense less loss and loss adjustment expense, net. Appendix p.7

Net Loss Adj. EBITDA (7) Adj. EBITDA ($s in m) ($s in m) as % of GEP (64%) ($12.3) ($12.1) (145%) (161%) ($27.6) ($31.1) ($30.9) ($30.4) Q3 18 Q3 19 Q3 20 Q3 18 Q3 19 Q3 20 Q3 18 Q3 19 Q3 20 Better / Margin (worse) (153%) 1% (151%) 9% change +16pts. +81pts. (7) This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics". Specifically for Q3 18, the most comparable GAAP metric of Net Loss was ($12.3m); adjustments to Adj. EBITDA are stock-based compensation expense of $0.5m, depreciation & amortization expense of $0.1m, income tax expense of $0.1m, and net investment income of ($0.5m). Appendix p.8

Guidance ($s in m) Q4 2020 Full Year 2020 Low High Low High In Force Premium (as of end of period) $200 $205 $200 $205 Gross Earned Premium $46 $48 $154 $157 Revenue $18 $19 $91 $93 Adj. EBITDA (8) ($34) ($32) ($103) ($100) (8) Adj. EBITDA is a non-GAAP metric. A full reconciliation of Adj. EBITDA guidance to net loss on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to income tax expense, depreciation and amortization, interest income, net investment income, and other transactions that we consider to be unique in nature, all of which are adjustments to Adj. EBITDA. We estimate that stock-based compensation for the fourth quarter and full year 2020 is approximately $3m and $11m, respectively. Appendix p.9